SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

The Metzler/Payden Investment Group

(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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(5)	Total fee paid:

$0

☐	Fee paid previously with preliminary materials. N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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The Metzler/Payden European Emerging Markets Fund
Proxy Solicitation Script
Shareholder Meeting Date: December 15th, 2010
Toll Free Phone #: 1-866-450-8469
Greeting:
Hello, is Mr./Ms. _________ available please?
Hi Mr./Ms.                     , my name is <Agent Name> and I am calling on behalf of the Metzler/Payden European Emerging Markets Fund on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on December 15th, 2010 and have not received your proxy. Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal. Would you like to vote along with the recommendations of the board?
For the record, would you please state your full name and mailing address?
Are you authorized to vote on all shares?
Again, my name is <Agent Name>, a proxy voting specialist on behalf of the Metzler/Payden European Emerging Markets Fund. Today’s date is                      and the time is                      (am/pm) Eastern Time.
Mr./Ms.                     , I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your Metzler/Payden European Emerging Markets Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 1-866-450-8469. Thank you very much for your participation and have a great day/evening.
If Not Received:
I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically to the shareholder)
Thank you. (If re-mail) You should receive these materials shortly and the materials will inform you of the matters being acted upon at the meeting and the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.
If Not Interested:
(use rebuttal) I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please review the proxy materials carefully, and fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:
Hello, my name is <Agent Name> and I am a proxy voting specialist for the Metzler/Payden European Emerging Markets Fund. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on December 15th, 2010.
Your participation is very important. We hope you will review the proxy materials carefully. To vote over the telephone, call toll-free at 1-866-450-8469 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.
AUTOMATED ANSWERING MACHINE MESSAGE:
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Metzler/Payden European Emerging Markets Fund. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on December 15th, 2010.
Your participation is very important. We hope you will review the proxy materials carefully. To vote over the telephone, call toll-free at 1-866-450-8469 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00AM – 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.

INBOUND — CLOSED RECORDING:
Thank you for calling the Broadridge Proxy Services Center for the Metzler/Payden European Emerging Markets Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.
INBOUND — CALL IN QUEUE MESSAGE:
Thank you for calling the Broadridge Proxy Services Center for the Metzler/Payden European Emerging Markets Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”
END OF CAMPAIGN MESSAGE:
Thank you for calling the Broadridge Proxy Services Center for the Metzler/Payden European Emerging Markets Fund. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Metzler/Payden European Emerging Markets Fund, please contact your Financial Advisor or call the Metzler/Payden European Emerging Markets Fund at 1-800-572-9336. Thank you for investing with the Metzler/Payden European Emerging Markets Fund.

The Metzler/Payden European Emerging Markets Fund
Proxy Solicitation — 1st Reminder Mailing
Shareholder Meeting Date: December 15, 2010
Metzler/Payden European Emerging Markets Fund recently contacted you regarding a Special Meeting of Shareholders to be held on December 15, 2010. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.
1-866-450-8469

Voting is
very important.
Please vote now to be
sure your vote is
received in time for the
December 15, 2010
Special Meeting of
Shareholders.

Metzler/Payden European Emerging Markets Fund has made it very easy for you to vote.
Choose one of the following methods:
•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote.
(open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.
M&P 12/15